Exhibit 21.1

Subsidiaries of the Registrant

Certain subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	Country of Organization

Sistemes Consulting S.A	Andorra

Accenture S.A.	Argentina

Accenture Solutions Pty Ltd	Australia
Accenture Holdings Pty Ltd	Australia
Accenture Services Pty Ltd	Australia
Accenture MSL Pty Ltd	Australia
Accenture Australia Holdings Pty Ltd	Australia
Accenture 1	Australia
Accenture 2	Australia
Accenture 3	Australia
Diversiti Pty ltd	Australia

Accenture GmbH	Austria
Accenture Unternehmensberatung GmbH	Austria

Accenture LLC	Azerbaijan

Accenture S.A.\N.V.	Belgium
Accenture PBM S.C.R.L.\C.V.B.A.	Belgium
BPM Belgium NV	Belgium
Accenture Technology Ventures S.P.R.L.	Belgium

Accenture Ltd	Bermuda
Partners Security Ltd	Bermuda
Accenture Australia Ltd	Bermuda
Accenture Australia (1) Ltd	Bermuda
Accenture Australia (2) Ltd	Bermuda
Accenture Australia (3) Ltd	Bermuda

Accenture Services, s.r.o.	Czech Republic

ENMAX Technology Bolivia S.A.	Bolivia

Accenture do Brazil Ltda	Brazil

Accenture Canada Holdings Inc.	Canada

Name	Country of Organization

Accenture, Inc	Canada

Accenture Chile Asesorias y Servicios Ltda	Chile

Accenture (Shanghai) Co Ltd	China

Accenture Ltda	Colombia

Accenture I/S	Denmark
Accenture Denmark Holdings A/S	Denmark
Avenade ApS	Denmark
Accenture Australia Holdings ApS	Denmark

Enmaxtechnology Ecuador S.A.	Ecuador

Accenture Holdings Oy	Finland
Accenture Oy	Finland
Accenture Software Oy	Finland

Accenture S.A.S.	France

Accenture GmbH	Germany
Accenture Dienstleistungen GmbH	Germany
UNAMITE GmbH	Germany

Accenture plc	Gibraltar
Accenture US Ltd	Gibraltar
Accenture Finance Ltd	Gibraltar
Accenture Minority IV Ltd	Gibraltar
Accenture Technology Ventures (Gibraltar) Ltd	Gibraltar

Accenture S.A.	Greece
Accenture PBM S.A.	Greece

Accenture Company Ltd	Hong Kong
Accenture	Hong Kong
Bulasky Ltd	Hong Kong

Accenture Tanacsado Korlatolt Felelossegu Tarsasag KFT	Hungary

Accenture India Private Ltd	India

Name	Country of Organization

Accenture Services Private Ltd	India

Accenture	Indonesia
P.T. Accenture	Indonesia

Accenture	Ireland
Accenture	Ireland
Accenture European Service Center Ltd	Ireland

Accenture Ltd	Israel

Accenture SpA	Italy
Accenture Holdings Italia SRL	Italy
IT Next SpA	Italy
Itaca Service SpA	Italy
O.P.E.R.A. S.R.L.	Italy
Marketplug SpA	Italy

Accenture Kabushiki Kaisha	Japan

Accenture S.A.	Luxembourg
Accenture Holdings and Finance Sarl	Luxembourg
Accenture Participations Sarl	Luxembourg
Accenture Ventures Sarl	Luxembourg
Accenture S.C.A.	Luxembourg
Accenture International Sarl	Luxembourg
Accenture Minority III Norway 1 S.C.A.	Luxembourg
Accenture Minority III Norway 2 S.C.A.	Luxembourg

Accenture Sdn Bhd	Malaysia
Hikkayha Jaya Sdn. Bhd.	Malaysia
Everest Realty Sdn. Bhd	Malaysia
Accenture Solutions Sdn. Bhd.	Malaysia

Accenture Ltd	Mauritius
Beaumont Holdings Ltd	Mauritius

Accenture S.C.	Mexico
Accenture BPM S.A. de C.V.	Mexico

Accenture Holdings B.V.	Netherlands
Accenture Branch Holdings B.V.	Netherlands
Accenture Services B.V.	Netherlands
Accenture Finance B.V.	Netherlands
Accenture Properties (2) B.V.	Netherlands
Echitaa Properties B.V.	Netherlands

Name	Country of Organization

Accenture India Holdings B.V.	Netherlands
Accenture Middle East B.V.	Netherlands
Accenture Central Europe B.V.	Netherlands
Accenture Greece B.V.	Netherlands
Accenture Australia Holding B.V.	Netherlands
Accenture Korea BV	Netherlands
Accenture Technology Ventures B.V.	Netherlands
Accenture Participations B.V.	Netherlands
Accenture Minority I B.V.	Netherlands
Accenture Minority II B.V.	Netherlands
Accenture B.V.	Netherlands
H.J. Blom Advies B.V.	Netherlands
Ivo H.J. Consulting B.V.	Netherlands
Mark Hillen Services B.V.	Netherlands
Prudens B.V.	Netherlands
Alexcenture B.V.	Netherlands
Brood Op De Plank B.V.	Netherlands
Rolf Ketelaar Business Consulting B.V.	Netherlands
MJB Consulting B.V.	Netherlands
Bosmann Management Consulting B.V.	Netherlands
Ter Braak Management Consultants B.V.	Netherlands
Do B.V.	Netherlands
Het Aanbeeld Advies B.V.	Netherlands
EJB Werk B.V.	Netherlands
Hupi Advies B.V.	Netherlands
Sabik Advies B.V.	Netherlands
Frevinka B.V.	Netherlands
Diep Consulting B.V.	Netherlands
Pits Top Consulting B.V.	Netherlands
Zwaaneveld Advies B.V.	Netherlands
P. B. Boelens Services B.V.	Netherlands
Kay Nadine Operating B.V.	Netherlands
Anja Groenewoud Advies B.V.	Netherlands
Trophy Advies B.V.	Netherlands
Peter Karremans Consulting B.V.	Netherlands
Marc Vrouenraets Consulting B.V.	Netherlands
Rosework B.V.	Netherlands
Myriac Consulting B.V.	Netherlands
Velders Advies B.V.	Netherlands

Accenture New Zealand Ltd	New Zealand
Accenture Ltd	New Zealand
Accenture	New Zealand

Name	Country of Organization

Accenture Ltd	Nigeria

Accenture A.N.S.	Norway
Accenture Software Products A.N.S.	Norway
Accenture A.S.	Norway
Accenture Capital A.S.	Norway

Accenture, Inc	Philippines

Accenture Sp. z.o.o.	Poland

Accenture Consultores de Gestao S.A.	Portugal
Coritel Solucoes Informaticas Integradaqs S.A.	Portugal

Accenture Pte Ltd	Singapore
Accenture software Pte Ltd	Singapore

Accenture s.r.o.	Slovak Republic

Accenture (South Africa) Pty Ltd	South Africa
Accenture Services (South Africa) Pty Ltd	South Africa
Accenture (South Africa) Trustees Pty Ltd	South Africa
Autris Pty Ltd	South Africa
Antech Pty Ltd	South Africa

Accenture Ltd	South Korea

Accenture S.L.	Spain
Coritel S.A.	Spain
Integration Services S.A.	Spain
Alnova Technologies Corporation S.A.	Spain
Business Process Management S.A.	Spain
Informacio I Technologia de Cataluna S.L.	Spain
Information de Euskadi S.L.	Spain
Accenture Formacion Ssociedad Civil	Spain
Cash Management Consulting S.L.	Spain
Coritel Soluciones Integrates S.L.	Spain

Accenture A.B.	Sweden
Accenture k.B.	Sweden
Accenture Solutions A.B.	Sweden

Name	Country of Organization

Accenture A.G.	Switzerland
Accenture Partners S.C.	Switzerland
Accenture Holding GmbH	Switzerland
Accenture Global Services GmbH	Switzerland

Accenture Co Ltd	Taiwan

Accenture Co ltd	Thailand
Accenture Solutions Co Ltd	Thailand
Accenture Technologies Co Ltd	Thailand

Accenture Danismanlik Limited Sirketi	Turkey
Accenture BPM Is Yonetimi Limited Sirketi	Turkey

Accenture A	United Kingdom
Accenture B	United Kingdom
Accenture C	United Kingdom
Accenture D	United Kingdom
Accenture E	United Kingdom
Accenture F	United Kingdom
Accenture G	United Kingdom
Accenture H	United Kingdom
Accenture I	United Kingdom
Accenture J	United Kingdom
Accenture K	United Kingdom
Accenture L	United Kingdom
Accenture M	United Kingdom
Accenture N	United Kingdom
Accenture O	United Kingdom
Accenture P	United Kingdom
Accenture R	United Kingdom
Accenture Scientific Ltd	United Kingdom
Accenture Software ltd	United Kingdom
Accenture Management Ltd	United Kingdom
Cooperate Ltd	United Kingdom
The Accenture Group	United Kingdom
Accenture Services Ltd	United Kingdom
Accenture (UK)	United Kingdom
Accenture Pension Trustees Ltd	United Kingdom
Accenture Retirement Savings Plan Ltd	United Kingdom

Accenture, Inc	Unites States
Accenture LLC	Unites States

Name	Country of Organization

Acceneture LLP	Unites States
Accenture Newco, Inc.	United States
Accenture Sub Inc.	United States
Accenture 2, Inc.	United States
BPM Technical Resources LLC	Unites States
Digital Asset Management Co.	United States
Epylon Corporation	United States
Indeliq, Inc.	United States
Navitaire Inc.	United States
BABCN LLC	United States
TekraM LLC	Unites States
Utiligent LLC	Unites States
VIA World Network LLC	Unites States
Accenture Financial Corporation	Unites States
Willow Investment, Inc	Unites States
Willow Investment Properties, Inc	Unites States
Proquire LLC	Unites States

Accenture C.A.	Venezuela